Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:
1.Registration Statement (Form S-8 No. 333-187860) pertaining to the 2002 Equity Incentive Plan, 2012 Equity Incentive Plan, 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of Chimerix, Inc.,
2.Registration Statement (Form S-8 Nos. 333-194408, 333-202582, 333-209802, 333-216396, 333-223344, 333-230071, 333-233115, and 333-236610) pertaining to the 2013 Equity Incentive Plan and 2013 Employee Stock Purchase Plan of Chimerix, Inc., and
3.Registration Statement (Form S-3 No. 333-244146) of Chimerix, Inc.;
of our reports dated February 25, 2021 with respect to the consolidated financial statements of Chimerix, Inc. and the effectiveness of internal control over financial reporting of Chimerix, Inc. included in this Annual Report (Form 10-K) of Chimerix, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Raleigh, North Carolina
February 25, 2021